Exhibit 10.119

LEASE

THIS LEASE (the "Lease") is entered into as of the 31st day of October 2019 by and between Ailanthus L.L.C., a Missouri limited liability company ("Landlord") and Evo Transportation and Energy Services, Inc., an Arizona corporation ("Tenant").  The addresses of Landlord and Tenant for the proposes of this Lease and all notices shall be as follows;

Landlord's Address:	Tenant's Address:

Ailanthus LLC	Evo Transportation & Energy Services, Inc.
11793 Missouri Bottom Road	8285 West Lake Pleasant Parkway
Hazelwood, MO 63042	Peoria, AZ 85382

In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, those certain premises described as 3,045 square feet of Office/Shop space mid approximately 17,415, square feet of outside storage space for trucks and trailers as shown hachured on Exhibit "A" attached hereto and made a pan hereof (hereinafter the "Premises"), located at 11785-11789 Missouri Bottom Road, Hazelwood, MO 63042 (the "Building"). The Building, together with the approximately 2.5 acre tract of land on which it is located (which land is outlined in red on said Exhibit "A") and all other improvements thereon are sometimes hereinafter collectively called the "Property". Yellow areas approximately designate truck and trailer parking. Green areas approximately designate personal vehicle parking. Blue areas approximately designate of space. Tenant accepts the premises, subject to all applicable Laws, and in its "as is, where is" condition as of the Commencement Date, with all faults. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor Landlords employees, brokers or anyone else acting on behalf of Landlord has made any representation or warranty as to the quality or condition of the Premises, the suitability of the Premises for the conduct of Tenant's business, or any other promise, representation or warranty whatsoever, mid Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Tenant agrees that all improvements to the Premises that Tenant requires or desires to be made in connection with Tenant's use of the Premises shall be made by Tenant, at Tenant's sole cost and expense.

1.TERM.  Subject to the terms and conditions set forth herein, the term of this Lease shall continence on November 1, 2019 (the "Commencement Date") and shall end on October 31, 2021 (the "Termination Date"), unless modified, terminated or extended as provided herein.

2.RENT.

(a)Base Rent.  Tenant shall pay to Landlord as Base Rent beginning November 1, 2019, at Landlord's office at the address stated above, or such other place as may be designated from time to time by Landlord's notice, the following sums:

Years	Rent/S.F,	Annual Base Rent	Monthly Base Rent
1-2	Mixed	$21,141.00	$1,761.75

Base Rent is exclusively for interior office/shop space, including personal employee vehicle parking and shall be payable in advance without setoff or deduction whatsoever, and without notice from landlord in equal monthly payments as listed above, prorated for any partial month, promptly on the first day of every calendar month of the initial term.

(b)Late Charge.  If Tenant is delinquent in the payment of any monthly installment of Base Rent, Tenant's Pro Rata Share of Operating Expenses or any other sums due hereunder, and such sum is not received within five (5) days of the date when due, Tenant shall pay to Landlord on demand therefore by Landlord, a late charge equal to ten percent (10%) of such delinquent sum.  The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder and shall not be construed as a penalty or as limiting Landlord's remedies in any manner.

(c)Obligation to Pay Rent Independent from Landlord's Obligations.  The obligation of Tenant to pay Base Rent and other sums to landlord and the obligations of the Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce or set off any Base Rent or other amounts due hereunder except as expressly provided in this Lease.  Tenant waives and releases all statutory liens and offset rights as to the payment of Base Rent and other amounts due front Tenant hereunder.

(d)Interest Rate.  If Tenant fails to pay any installment of Base Rent, Tenant's Pro Rata Share of Operating Expenses, or any other amount due from Tenant hereunder when due, such amount shall bear interest at the Interest Rate from the date when due until date when paid.  As used in this Lease, "Interest Rate" means the lesser of: eighteen percent (18%) per annum or the highest interest rate permitted by applicable law.

(e)Additional Rent.  In addition to the Base Rent specified in Subsection (a) above, Tenant agrees to pay as additional rent Tenant's Share (hereinafter defined) of (i) Taxes and Insurance (hereinafter defined) on the Properly, and (ii) Operating Expenses (hereinafter defined) with respect to the management and maintenance of the Properly, together with any and all other amounts due hereunder (the "Additional Rent").  The Base Rent and the Additional Rent are hereinafter sometimes collectively referred to as the "Rent".  Certain terms as used herein are hereby defined as follows:

(1)Tenant's Share:  Tenant's Share is agreed to be Fifty percent (50%) for snow removal and salting costs, Ninety percent (90%) for Parking lot repair and maintenance costs, Fifty percent (50%) for land taxes and Thirty-five (35%) for all other expenses.  For the purpose of calculating Tenant's Share, Taxes, Insurance and Operating Expenses shall be based on a calendar year, with appropriate proration for the first and last year of the term.

(2)Taxes and Insurance:  (i) All real estate taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties on the Property, (ii) any taxes which shall be levied in lieu of any such taxes on the gross rentals of the Property, (iii) any special assessments against the Property which shall be required to be paid during the calendar year in respect to which taxes are being determined, (iv) the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested, and (v) the cost of any insurance required to be carried by Landlord with respect to the Property as set forth in Section 9 hereof.

(3)Operating Expenses:  Those expenses incurred or paid on behalf of Landlord (i) for the management, operation and maintenance of the Property, including reasonable management fees, trustee assessments and costs related to common areas of the Property which, in accordance with generally accepted accounting principles, ("GAAP") as applied to the operation, maintenance and management of properties similar to the Property, are properly chargeable to the management, operation and maintenance of the Property, and (ii) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any capital improvement made after completion of initial construction of the Building which reduces other Operating Expenses.  Landlord's failure to assess any increase in Operating Expenses for any one year shall not bar its claim to such increase in future Lease years.  Tenant does hereby acknowledge that its obligation to pay its Tenant Share of Operating Expenses shall be deemed additional rent and, in the event of non-payment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rent.  Notwithstanding the foregoing, the amount charged to Tenant for such capital improvements shall not exceed Tenant's Share of the reduction in the Operating Expenses for the relevant year.

In order to provide for current payments on account of Taxes and Insurance above the Base Amount and Operating Expenses, Tenant agrees, at Land lord's request, to pay, as Additional Rent, Tenant's Share due for the ensuing twelve (12) months, as reasonably estimated by Landlord from time to time, in twelve (12) monthly installments, each in an amount equal to 1/12th of Tenant's Share so estimated by Landlord commencing on the first day of the month following the month in which Landlord notifies Tenant of amount of such estimated Tenant's Share.  If, as finally determined, Tenant’s Share shall be greater than or be less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment' or Landlord shall promptly reimburse Tenant for the amount of such overpayment, as the case may be.  It is the intention hereunder to estimate the amount of Taxes and Operating Expenses for each year and then to adjust such estimates in the following year based on actual Taxes and Operating Expenses incurred and/or paid by Landlord.  The obligation of Tenant with respect to the payment of Rent properly allocable to any period prior to the termination of this Lease shall survive the termination of this Lease.  Any payment, refund, or credit made pursuant to this Section 2(b) shall be made without prejudice to any right of Tenant to dispute the statement as provided in Section 2(d) hereinbelow, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof.

(f)Upon receipt of Landlord's statement, which Landlord shall exercise reasonable diligence to provide to Tenant by March 31 of each year, Tenant does hereby covenant and agree to pay the Additional Rent pursuant to Section 2(b) above as and when the same shall become due and payable, without further demand therefor, and without any setoff or deduction whatsoever, except as expressly provided herein.  Failure to give such statement shall not constitute a waiver by landlord of its right to require payment of Additional Rent pursuant to the provisions hereof.

(g)No decrease in Taxes and Insurance and/or Operating Expenses shall reduce Tenant's Rent below the annual Base Rent set forth in Section 2(a) hereinabove.

3.USE OF THE PREMISES.  Tenant warrants and represents to Landlord that the Premises shall be used and occupied only as office/shop and truck and trailer outside storage.  Tenant shall occupy the Premises, conduct its business and control its employees, agents and invitees in such a manner as is lawful and reputable, and without creating any nuisance.  Tenant shall not permit any operation or use of the Premises which emits any noxious odor or matter which intrudes into other portions of the Building, or unreasonably interferes with, annoys or disturbs any other tenant in its normal business operations, or Landlord in its management of the Building.  Tenant shall neither permit any waste on the Premises, nor allow the Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous on account of fire, or which would in any way increase or render void the fire insurance on the Building,

4.UTILITIES AND SERVICES.  The Premises shall be separately metered for gas, electric, and other utilities as feasible, all other utilities will be estimated and billed back to Tenant and Tenant shall be responsible for the cost of such utilities furnished to the Premises.  Tenant shall have the responsibility to furnish adequate heating and other services to tie Premises to prevent pipes from freezing or damage to occur to the Premises.

5.QUIET ENJOYMENT.  So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall, at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance and hindrance by, from or through Landlord, or anyone else lawfully claiming an interest in the Premises, subject, however, to the terms and conditions of this Lease.

6.CERTAIN RIGHTS RESERVED TO THE LANDLORD.  Landlord reserves the following rights to designate all sources furnishing sign painting and lettering used on the exterior of the Premises or the Building; to exhibit the Premises to prospective tenants during the last six (6) months of the term, and to any prospective purchaser, mortgagee or assignee of any mortgage on the Premises; at any time in the event of an emergency, and otherwise during reasonable business hours, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary in order to comply with all laws, orders and requirements of governmental or other authority.

7.ESTOPPEL CERTIFICATES.  Upon delivery of the Premises to Tenant, and thereafter within ten (10) days following the written request of Landlord, from time to time Tenant shall execute, acknowledge, and deliver to Landlord or to Landlord’s mortgagee, proposed mortgagee, land lessor or proposed purchaser of the Premises or any part thereof, an estoppel Certificate, which estoppel certificate shall state whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether there are any defaults by Landlord and, if so, the nature of such default's; whether rent has been paid more than thirty (30) days in advance; disclose any security deposits, if any; and such other matters pertaining to the status of this Lease as Landlord may reasonably request.

8.INDEMNIFICATION BY TENANT.  Tenant hereby releases Landlord from any liability for any loss or damage of any kind or for any injury or death of persons or damage to property of Tenant or any other person from any cause whatsoever by reason of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant.  Tenant agrees to, and hereby does, indemnify, defend and save harmless Landlord, its agents and employees from all claims, actions, demands, damages, costs, expenses and liabilities whatsoever, including reasonable attorneys' fees, on account of any real or claimed loss, damage or liability occurring in or at the Premises, or arising out of the use, occupancy or enjoyment of the Premises, or any repairs or alterations which may be made to the Premises, Or occasioned in whole or in part by the act or omission of Tenant, its agents, contractors, employees or invitees, except to the extent directly attributable to the intentional misconduct or malfeasance of Landlord.

9.INSURANCE/RELEASE.

(a)Tenant agrees that from and after the date of delivery of the Premises from Landlord to Tenant and continuing throughout the term of this Lease, Tenant shall carry and maintain, at its sole cost and expense, general public liability insurance covering the Premises and Tenant's use thereof against claims for bodily injury or death and property damage occurring upon, in or about the Premises.  Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for bodily injury or death or property damage arising out of any one occurrence and Two Million Dollars ($2,000,000.00) in the aggregate annually.  The insurance coverage required under this Section 9(a) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided in Section 8 hereof.  All policies of insurance provided for in this Section 9(a) shall be issued in form reasonably acceptable to Landlord by insurance companies reasonably acceptable to Landlord and qualified to do business in Missouri.  Each policy described in this Section 9(a) shall name Ailanthus LLC, Willow Landscaping LLC, Theodore J. Bergman, and Carol A. Bergman, as additional Insured using an industry standard additional insured endorsement (Ailanthus LLC, Willow Landscaping LLC, Theodore J. Bergman, and Carol A. Bergman as additional insured); a certificate thereof shall be delivered to Landlord within fifteen (15) days after delivery of possession of the Premises to Tenant and thereafter within fifteen (15) days prior to the expiration of each policy; and shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.  The insurance coverage required under this Section 9(a) may be a blanket policy covering the Premises and other properties leased or owned by Tenant.  Tenant shall, at all times during the term of this Lease, maintain in effect insurance coverage covering all personal property belonging to, leased by, or in the care or custody of Tenant, and located in the Premises or elsewhere on the Property in an amount not less than 100% of the full replacement costs, providing protection against perils that are covered under standard insurance practices within the classification of "all risk" property insurance, to include insurance against sprinkler damage, vandalism and malicious mischief.

(b)Subject to reimbursement of Tenant's Share of any increases in Taxes and Insurance as herein provided, Landlord shall maintain in effect at all times during the term of this Lease the following types of insurance coverage, in the amounts specified and, in the form, hereinafter provided for:

(i)Public Liability and Property Damage.  Landlord shall at all times during the term of this Lease carry and maintain General Public Liability Insurance covering the common areas of the Property of which the Premises is a part against claims for bodily injury or death or property damage occurring upon, in or about such areas.  Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for bodily injury or death or property damage arising out of any one occurrence and Two Million Dollars ($2,000,000.00) in the aggregate annually.

(ii)Real and Personal Property of Landlord.  Landlord shall at all times during the term of this Lease maintain in effect insurance coverage covering the Building of which the Premises constitutes a part (including exterior walls, leasehold improvements, downspouts, gutters and roof and excluding all fixtures and property required to be insured by Tenant pursuant to Section 9(a)) in an amount not less than one hundred percent (100%) of full replacement cost, providing protection against perils that are covered under standard insurance industry practices within the classification  of "All Risk" property insurance to include insurance against sprinkler damage, vandalism, malicious mischief, loss of rents not to exceed one (1) year, and such earthquake and flood coverage as Landlord deems appropriate.  Tenant shall reimburse Landlord for its pro rata share of such insurance costs in accordance with the provisions of Section 2.

(c)All personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Property shall be there at the risk of Tenant or such other person only, and Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof, and Tenant hereby releases Landlord, its agents and employees from any and all liability for such loss or damage to the extent that such loss or damage is insured. Neither Landlord nor its agents or employees shall be liable for any damage or loss resulting from business interruption at the Premises arising out of or incident to the occurrence of any of the perils which can be covered by an "All Risk" business interruption policy, and Tenant does hereby expressly release Landlord, its agents and employees of and from any and all liability for such damages or loss.

(d)Each party hereby waives its rights against the other with respect to the property damage losses insured or required to be insured against by such party under this Section 9.  The policies required to be carried under this Section 9 s shall provide for waivers of any right of subrogation that the insurer of such party may acquire against the other party hereto with respect to any such losses.

10.HOLDING OVER.  Unless otherwise agreed to in writing by Landlord and 'Tenant, if Tenant retains possession of the Premises, or any part thereof, after the termination of the term, Tenant shall be deemed to be in default hereunder, and Landlord shall have any and all remedies provided for in this Lease, and at law or in equity; and in addition thereto, Tenant shall pay Landlord Rent at double the monthly rate in effect immediately prior to the termination of the term for the time Tenant thus remains in possession.  The provisions of this Section 10 do not exclude Landlord's right of re-entry or any other right hereunder.  No such holding over shall be deemed to constitute a renewal or extension of the term hereof.

11.ASSIGNMENT, SUBLETTING AND TRANSFERS.  Tenant shall not (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer thereof by operation of law; (c) sublet the Premises or any part thereof, or (d) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed.  Landlord further agrees that it will not unreasonably withhold its consent to request by Tenant for a change in the permitted use of the Premises, whether for Tenant or for a sublessee or assignee of this Lease.  Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet all or any part of the Premises to its parent or a wholly owned subsidiary or a corporation which is wholly owned by the same corporation that wholly owns Tenant, or to a subsequent owner of the franchise, provided Tenant is not In default under this Lease; Tenant's right to make such assignment or subletting is conditioned on, and shall remain in effect only as long as the transferee maintains its relationship as a parent or wholly owned subsidiary of Tenant or wholly owned subsidiary of Tenant's parent; Landlord is promptly notified of such assignment or subletting; and such assignee assumes all of the obligations, of Tenant accruing under this Lease subsequent to such assignment and agrees to attorn to Landlord and recognize its obligations hereunder to Landlord.  Tenant shall remain fully liable as a primary obligor for all of the obligations of Tenant hereunder which accrue before and after any such assignment or subletting or franchise change.

12.TENANT IMPROVEMENTS.  Except to the extent specifically set forth on Exhibit "B" attached hereto and made a part hereof, the Premises are being provided to the Tenant in as-is condition and ready to continue occupancy.  The Tenant shall make perform all items listed in Exhibit "B" within 60 days of the initiation of the Lease.

13.RULES AND REGULATIONS.  Tenant agrees to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may hereafter from time to time make for the Building.  Landlord shall not be responsible for the non-observance by any other tenant of any of said rules and regulations, but Landlord will make a reasonable effort to enforce such rules and regulations against other tenants of the Building upon notice from Tenant of violations by other tenants.

(a)Tenant shall not display, inscribe, print, paint, maintain or affix on any place on or about the exterior of the Building any sign, notice, legend, direction, figure or advertisement, except in such color, size, place and materials, as shall first have been approved by Landlord.

(b)Tenant shall not make any structural alterations, improvements, or additions to the Premises without Landlord's advance written consent in each and every instance.  In the event Tenant desires to make any structural alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work.  Any damage caused by or resulting front the removal or Tenant's office furniture, trade fixtures, inventory and office and professional equipment may be repaired by Landlord at Tenant's cost and expense,

(c)Tenant shall not without Landlord's consent install or operate any steam or internal combustion engine, boiler, machinery, in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein (except cooking for on-site employees of Tenant), or use any illumination other than electric light, or use or permit to be brought into the Building any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property.

(d)Any sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from the Premises.

(e)Tenant shall not use, keep, generate, nor permit to be used, kept, generated or stored, any foul, noxious, toxic or hazardous gas, substance or material in, on or about the

Premises, in any manner which would be in violation of any governmental laws, rules or regulations, and shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.  Tenant shall not use or permit the Premises to be used in any manner which would be detrimental to the safely or structure of the Premises, or any part thereof, or which would be in violation of any governmental laws, rules or regulations, nor shall any animals or birds be brought in or kept in or about the Premises, except properly secured guide animals. Tenant shall not cause or permit installation of any underground storage tanks on or under the Premises.  Tenant shall handle, store and dispose of toxic or hazardous waste, substances and materials, as defined by the Federal Resource Conservation and Recovery Act (RCRA), and any other federal, state or local laws as they presently exist and as they may be amended or supplemented from time to time, in strict accordance with RCRA and all such other federal, state and local laws and regulations applicable thereto as they presently exist and as they may be amended or supplemented front time to time.  Such handling, storage and disposal must be done incidental to Tenant's customary business and Tenant shall not derive revenue from this handling, storage or disposal.

(f)Tenant shall not overload any floor or other Building systems beyond the design criteria set forth in the plans and specifications for the Building.

(g)Tenant shall not carry on any activity or make any modifications to the Building which would result to a detriment to the fire insurance rating of the Building.

14.REPAIRS AND MAINTENANCE.

(a)Landlord Repairs and Maintenance.  Landlord shall be responsible for, at Landlord's expense, any replacement of or capital expenditures for the roof and maintenance or repairs to the foundation and the structural soundness of the exterior walls (excluding windows, window glass, and plate glass) throughout the term of ibis Lease.  Landlord's cost of maintaining the items set forth in the preceding sentence shall not be included as Operating Expenses.  Landlord shall also maintain the Property (other than the Premises) in good condition, pay the Taxes on the Property and provide common area maintenance services such as landscaping, removal of snow and debris and maintenance and lighting of the parking areas and sidewalks, routine annual maintenance of the roof, all subject, however, to reimbursement by Tenant of Tenant's Share of the cost thereof pursuant to Section 2.  Landlord shall not be liable to Tenant for any damage or inconvenience by reason of any failure of Landlord to promptly make repairs required of it unless Landlord fails to make reasonable efforts to perform such repairs, and such failure of Landlord materially and adversely affects Tenant's use of the Premises for its intended purposes.

(b)Tenant Repairs and Maintenance.  Tenant shall, at its sole cost and expense, maintain and repair all parts of the premises not required to be maintained by Landlord in good repair and condition, including, but not limited to, overhead door functionality and appearance including all trim and gaskets surrounding overhead doors, plumbing, heating, ventilating and air conditioning systems, pest control and extermination, and trash pick-up and removal.  Tenant shall repair and pay for any damage caused by any act or omission of Tenant or Tenant's agents, employees, invitees, licensees or visitors.  If the Premises are in a multi-occupancy building or project, Landlord reserves the right to perform, on behalf of Tenant, lawn maintenance and painting.  Tenant agrees to pay Landlord, as Additional Rent, Tenant's pro rata share of the cost of such services within ten (10) days front receipt of Landlord's invoice, and such amount shall be adjusted annually.  If Tenant fails to make the repairs or replacements promptly as required herein, Landlord may, at its option, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant within ten (l0) days from receipt of Landlord's invoice.  Costs incurred under this Section 14(b) are the total responsibility of Tenant and do not constitute Operating Expenses under Section 2(b)(3). Tenant is responsible for their own trash service, the receptacle to be located in a designated area.

(c)Governmental Regulations.  Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to Tenant's use thereof, provided that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the insistence of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder.

(d)Return of Premises.  At the termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date, ordinary wear and tear excepted.

(e)Maintenance Contract. Tenant shall, at its sole cost and expense, daring the term of this Lease, maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor or provide proof of such service for the servicing of all hot water, heating and air conditioning systems and equipment within the Premises.

15.UNTENANTABILITY.  If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, such that the damage or destruction cannot be repaired within one hundred fifty (150) days, Landlord may, by written notice to Tenant given within thirty (30) days after such damage, terminate this Lease as to all the Premises covered by this Lease.  If the Premises are damaged or the access or use thereof is materially impaired by the damage, then Landlord's termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after receipt of such notice by Tenant.  Landlord agrees to give notice (the "Repair Notice") to Tenant within twenty (20) days after Tenant notifies Landlord of any such fire or other casualty and requests a Repair Notice; the Repair Notice will state the time Landlord requires to repair and restore the Premises and/or Building and will contain either a promise by Landlord to complete the repairs and restoration within such time (subject to force majeure), or a statement by Landlord that it elects to terminate by reason of the damage not being repairable within one hundred fifty (150) days.  If the Repair Notice is not given by Landlord within the time required or does not contain a promise by Landlord to complete such repairs and restoration within the Required Time (as defined below), Tenant may terminate this Lease by written notice to Landlord provided that Tenant gives such notice within thirty (30)days after expiration of the twenty (20) day period specified above.  The "Required Time" means one hundred twenty (120) days with respect to any damage that renders thirty percent (30%) or less of the Premises unstable for the purposes contemplated herein and one hundred fifty (150) days for any other damage.  If Landlord fails to complete repairs and restoration within the time stated in the Repair Notice to Tenant other than as a result of force majeure, Tenant shall be entitled to terminate this Lease by written notice given to Landlord before the applicable repairs and restoration are complete; provided, however, that before terminating this Lease pursuant to this sentence, Tenant must first give Landlord at least fifteen (15) days’ notice of Tenant's intention to terminate. If within such fifteen (15) day period, Landlord completes the repairs and restoration required of it, Tenant shall have no further right to terminate this Lease pursuant to the preceding sentence.

Unless this Lease is terminated as hereinabove provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and Building to substantially the same condition as they were in as of the Commencement Date of this Lease and from and after the date of such damage until the date of completion of said repairs, replacements and restorations, a just proportion of Rent herein shall abate according to the extent the full use and enjoyment of the Premises are materially impaired by reason of such damage.  Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant.  Landlord's obligations under this Section shall be limited to the extent of insurance proceeds payable as a result of the casualty, cause or condition.

16.EMINENT DOMAIN.

(a)In the event that title to the whole or any part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and Landlord shall be entitled to receive the entire award, Tenant hereby assigning to Landlord Tenant's interest therein, if any.  However, nothing herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant or for the interruption of or damage to Tenant's business or for Tenant's moving expenses.

(b)In the event that title to a part of the Building other than the Premises shall be so condemned or taken, and the remainder of the Building is not reasonably capable of being restored to a complete architectural whole, Landlord or Tenant may terminate this Lease and the term and estate hereby granted by notifying the other party of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the obligation of Tenant to pay Rent hereunder shall terminate as of such date.

(c)In the event of any condemnation or taking of any portion of the parking area of the Property, which does not result in a reduction of the parking spaces by more than ten percent (10%), the term of this Lease shall continue in full force and effect.  If more of the parking area is taken and Landlord does not elect by notice in writing to Tenant to replace such parking spaces in excess of ten percent (10%) with parking reasonably proximate to the spaces taken, either party shall have the right to terminate this Lease upon giving written notice to the other party within thirty (30) days of such taking.

(d)For the purpose of this Section 16, a sale to a public or quasi-public authority under threat of condemnation shall constitute a vesting of title and shall be construed as a taking by such condemning authority.

17.LANDLORD'S REMEDIES.  All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.  In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease, and Landlord shall be entitled to recover all direct and consequential damages arising out of or caused by Tenant’s violation of any of the covenants, agreements or conditions of this Lease.

(a)If Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating Tenant a bankrupt or insolvent or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, then; in any of such events, Landlord may terminate this Lease by giving written notice to Tenant, and upon the giving of such notice the term of this Lease and all right, title and interest of Tenant hereunder shall expire as fully and completely as if that day were the date herein specifically fixed for the expiration of the term.

(b)If Tenant defaults in the payment of Rent and such default continues for ten (10) days after written notice to Tenant, or if Tenant defaults in the prompt and full performance of any other provision of this Lease, and if such other default continues for thirty (30) days after written notice, or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law, then, and in any such event, Landlord may, at its election, either terminate this Lease and Tenant's right to possession of the Premises, or, without terminating this Lease re-enter the Premises and endeavor to relet the Premises.  Nothing herein shall relieve Tenant of any obligation, including the payment of Rent, as provided in this Lease.

(c)Upon any termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate, and to expel or remove Tenant and any others who may be occupying or within the Premises, and to remove any and all property therefrom, using such force as may be allowed by law, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's right to Rent, or any other right given to Landlord hereunder or by operation of law.

(d)If Landlord elects, without terminating the Lease, to endeavor to relet the Premises, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the

Rent hereunder for the full term as hereinafter provided.  Upon and after entry into possession without termination of the Lease, Landlord shall endeavor in good faith (but without being obligated to incur out of pocket costs as part of such endeavor) to relet the Premises for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord shall determine to be reasonable.  In any such case, Landlord may make repairs in or to the Premises as are necessary to restore the Premises to as good a condition as existed at the Commencement Dale of this Lease, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of the reletting.  If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the Rent reserved in this Lease, together with the cost of repairs and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

(e)If Landlord elects to terminate this Lease pursuant to this Section 17, it being understood that Landlord may elect to terminate the Lease after and notwithstanding its election to terminate Tenant's right to possession provided in Section 17(b) above, Landlord shall forthwith upon such termination be entitled to recover an amount equal to the damages sustained by Landlord as a result of Tenant's default hereunder, and in addition thereto, an amount equal to the Rent provided in this Lease for the residue of the stated term hereof, less the current rental value of the Premises for the residue of the stated term.

(f)Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control.  Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deeded to have been forever abandoned by Tenant and either may be retained by Landlord as its property, or may be disposed of in such manner as Landlord may see fit.

18.SUBORDINATION OF LEASE.  This Lease is and shall be subject and subordinate to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the Premises, and to all advances made or to be made thereon, and all renewals, modifications, consolidations, replacements or extensions thereof, and the lien of any such mortgages, deeds of trust and land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby; provided, however, that each such mortgage, deed of trust or land lease now or hereafter encumbering the Premises shall provide by its terms, or the holder of such mortgage or deed of trust, or the lessor under such land lease, shall by a separate agreement agree that, in the event of foreclosure of such mortgage or deed of trust, or the termination of such land lease by reason of default, Tenant shall remain undisturbed under this Lease so long as Tenant complies with all of the terms, obligations and conditions hereunder.  This provision shall be self-operative, and no further instrument of subordination shall be necessary to effectuate such subordination; and the recording of any such mortgage, deed of trust or land lease shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording.  In confirmation of such subordination, Tenant shall upon request of Landlord or the holder of any such mortgage, deed of trust, or land lease, execute and deliver to Landlord within ten (10) days any instrument acknowledging such subordination that Landlord or such holder may reasonably request.  Tenant agrees to attorn to any person or entity who may acquire title to the Premises by way or transfer or foreclosure provided that such transferee or purchaser agrees to recognize Tenant's rights under the Lease so long as Tenant is not in default is any of its obligations hereunder.  Tenant shall also, within twenty (20) days after Landlord’s request, execute an attornment agreement evidencing the obligations of Tenant herein to attorn to such mortgagee in the event of a future succession of the rights of Landlord herein to any mortgagee, deed of trust holder or land lessor of the Premises.  In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee, deed of trust holder or land lessor of the Premises a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee, deed of trust holder or land lessor to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and any mortgagee, deed of trust holder or land lessor shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith within said thirty (30) day period.  Nothing herein contained shall be construed or interpreted as requiring any mortgagee, deed of trust holder or land lessor to remedy such act or omission.

19.COMMENCEMENT OF POSSESSION. If the Landlord shall be unable to give possession of the Premises on the date of the commencement of the term hereof because the Premises shall not be ready for occupancy, the Landlord shall not be subject to any liability for the failure to give possession on said date.  Under such circumstances, unless the delay is the fault of the Tenant, the Rent shall not commence until the Premises are ready for occupancy by the Tenant, and in such event, the beginning and termination dates of the term hereof shall be adjusted accordingly, which adjustment will be evidenced by an agreement signed by Landlord and Tenant setting forth the adjusted beginning and termination dates.  If, at Tenant's request the Landlord shall make the Premises available to Tenant prior to the date of commencement of the term for the purpose of decorating, furnishing, and equipping the Premises, the use or the Premises for such work shall not create a Landlord-Tenant relationship between the parties, nor constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Section 9 of this Lease shall apply.  If, with the consent of Landlord, the Tenant shall enter into occupancy of the Premises to do business therein prior to the commencement of the term, all provisions of this Lease, including but not limited to the date for expiration of the term hereof, shall apply and the Base Rent shall accrue and be payable at the first rate specified in Section 2(a) from the date of occupancy.

20.NOTICES AND CONSENTS.  All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be given by personal delivery, by certified or registered mail, or by a nationally recognized overnight express delivery service (such as Federal Express), and shall be deemed to have been given and received on the date of delivery, if personally delivered; three (3) business days after a certified of registered letter containing such notice properly addressed, with postage prepaid, is deposited in the United States mail; or the business day following the date such notice is sent by nationally recognized overnight express delivery service marked for next day delivery, as aforesaid, to the addresses set forth on page one (1) hereof, or at such other place as Landlord or Tenant may from time to time designate by notice to the other party.  All consents and approvals provided for herein must be in writing to be valid and addressed to the parties at the address set forth on page one (1) of this Lease.  If the term Tenant as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

21.NO PARTNERSHIP OR JOINT VENTURE.  This Lease shall create the relationship of lessor and lessee only between Landlord and Tenant.

22.INVALIDITY OF PARTICULAR PROVISIONS.  If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

23.SIGNAGE.  Tenant shall be permitted to place its name upon the Building, upon and subject to the terms and conditions set forth on Exhibit "C" attached hereto and made a part hereof.  Tenant shall pay all costs associated with such signage.  All such signage must comply with all governmental rules and regulations and protective covenants now or anytime hereafter affecting the Premises.  Landlord shall have the right to approve the color of all such signage, such approval not to be unreasonably withheld or delayed.  Upon termination of this Lease, Tenant shall remove all such signage at its own cost and expense and shall restore any damage caused to the Building as a result of such signage or the removal thereof.

24.SPECIAL STIPULATIONS.

(a)The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed, that is each Landlord shall remain liable for any responsibilities incurred during its period of ownership, but not for any period prior to or after such ownership.

(b)This Lease shall not be recorded by either party without the consent of the other.

(c)This Lease is the entire agreement of the parties.  There are no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not contained herein, except for specific references herein to written and executed extrinsic documents, if any.  This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both parties hereto.

(d)In the absence of fraud, no person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this Lease as agent, trustee, general partner or in any other representative capacity shill ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

(e)Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and permitted successors and assigns.

(f)This Lease has been executed in the State of Missouri, and the validity, construction and enforcement of this Lease shall be governed by the laws of the State of Missouri.

(g)In the event of a dispute between the parties with respect to this Lease which results in a lawsuit, then the failing party shall reimburse the prevailing party for its reasonable attorney's fees.

25.PARKING. Personal vehicle parking will be provided on the exterior parking lot in designated areas in green per Exhibit “A" and is included in the Base Rent.  Twenty-one (21) personal vehicle parking spots are included as part of this lease.  Tenant will incur additional charges on a monthly basis when, for more than 3 days within a month, consecutive or not consecutive days, more than twenty-one (21) personal vehicles are parked on the Property.  The rate will be $2.10 per square foot for a 21' x 9' parking stall.

Additional exterior parking for up to twenty (20) trucks and up to thirteen (13) tractor trailers will be provided in designated areas in yellow per Exhibit "A".  Tenant will incur additional rent for exterior parking at a rate of $2.10 per square foot when, for more than 3 days, consecutive or not consecutive days, trucks and trailers exceed the aforementioned limits. Approximate exterior space is 17,415 square feet, for a monthly rate of $3,047.63.

26.AUTHORITY/FINANCIAL INFORMATION.  Tenant represents and warrants that it is authorized to execute this Lease and that this Lease constitutes a valid and binding agreement between the parties.  Further, if Tenant is a corporation, upon the request of Landlord, Tenant shall furnish within ten (10) days a corporate resolution of its board of directors authorizing the execution of this Lease.

27.LANDLORD LIABILITY.  Tenant agrees that Tenant shall look solely to Landlord's interest in the Premises in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease or any term implied in fact or in law on the part of Landlord to be performed or observed, and no other assets of Landlord shall be subject to levy, execution or other judicial process or award for the satisfaction of Tenant's claim.

28.ACT OF GOD OR FORCE MAJEURE.  Landlord or Tenant shall not be required to perform any covenant or obligation in this Lease, or be liable in damages, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of god or force majeure or by the other party.  An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of the party required to perform and which by the exercise of due diligence the patty required to perform is unable wholly or in part, to prevent or overcome.  The foregoing provisions of this Section 28 shall not apply, however, to Tenant's obligation to timely pay Rent or any other monies payable by Tenant under this Lease or comply with Section 9 hereof.

29.MECHANIC'S LIENS AND OTHER LIENS.

(a)Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant.  If any such mechanic's lien or other lien shall at any time be filed against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same.  If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court continuation and sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises.  Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at a rate equal to the lesser of eighteen percent (18%) per annum or the highest lawful rate, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent.  Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or oilier legal proceedings with respect to any such mechanic's lien or other liens.

All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same.  Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be finished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

(b)The provisions of Section 29(a) above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Premises in the performance of Landlord's obligations to construct the Building required by the provisions of Section 12 hereof, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorney’s fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

(c)Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Premises, or any portion thereof, save and except for those liens, encumbrances, charge's, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing the Premises.

30.BROKERS.  Each party hereto represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Lease, and each party shall hold harmless the other from all damages or claims that may be asserted by any broker, finder or other person with whom the indemnifying party has purportedly dealt with respect to this Lease.

31.PERMITS.  Tenant shall be responsible for obtaining required business license and initial occupancy permits, if any.  Thereafter, Tenant shall, at its own expense, procure each and every permit, license, certificate, or other authorization and any renewals, extensions, or continuances of the same required in connection with the Premises or required in connection with its lawful and proper use.  Landlord, at Tenant's request, agrees to join in and consent to any application by Tenant to any governmental authority for such permits, so long as they are in accordance with the authorized use of the Premises hereunder.  Neither a failure on the part of Tenant to procure such permit, license, certificate or other authorization, nor the revocation of same, shall in any way affect the liability of Tenant for the payment of Rent nor the performance of the other terms and conditions of this Lease herein contained on Tenant's part to be observed and performed.  Notwithstanding the prior paragraph, if Tenant cannot obtain a business license for Premises due to no fault of Tenant, the Lease shall be null and void.

32.SECURITY DEPOSIT

Tenant has deposited with Landlord the sum of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) as security for the full and faithful performance of every provision of this lease to be performed by Tenant.  If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default.  If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a breach of this lease.  Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from its general funds, nor pay interest to Tenant. If Landlord is, required to maintain said deposit in an interest-bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge.  If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the lease term and upon Tenant's vacation of the Premises.  In the event the Building is sold, the security deposit will be transferred to the new owner.

33.EXHIBITS.  Exhibits "A", "B", and "C" are attached hereto and made a part hereof.

34.VIDEO SURVEILLANCE CAMERAS

The Tenant shall be given access to on site video surveillance cameras by the Landlord.  The cost per month is $60.00.  The Tenant shall be responsible for its own internal security against any unauthorized access into its computer systems that may occur through the video surveillance camera software or any other means.  Tenant agrees to, and hereby does, indemnify, defend and save harmless Landlord, its officers, members, agents and employees from all claims, actions, demands, damages, costs, expenses amid liabilities whatsoever, including reasonable attorneys' fees, on account of any real or claimed loss, damage or liability occurring in or at the Premises or remotely, arising out of the Use of the Video Surveillance Cameras, including but limited to, any authorized or unauthorized access to the Video Surveillance Cameras. The Landlord shall be responsible for any normal "wear and tear" repairs to the cameras or any part of the system.  However, the Tenant shall be liable for any damages caused by the Tenant to the cameras or any component of the system, and the Landlord shall be reimbursed by the Tenant for repairs needed and caused by the Tenant,

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

TENANT	LANDLORD

EVO Transportation & Energy Services, Inc.	Ailanthus L.L.C.

/s/ Damon Cuzick	/s/ Theodore J. Bergman
Theodore J. Bergman Managing Member

Routine correspondence to be made to the following acting agents:

Ailanthus L.L.C.:

Theodore J. Bergman

tedb@willowlandscapingllc.com

Cell phone 314-575-3303

Evo Transportation & Energy Services, Inc

Damon Cuzick

dc@evotransinc.com

602-790-8971

EXHIBIT "A"

EXHIBIT "A"

(2019-2021 Site Plan)

℄ MISSOURI BOTTOM ROAD (76' WIDE)
1.54 ACRES
MOBOT LLC
VACANT LOT
TURF GRASS
GATE
ASPHALT
PARKING
CONCRETE PAD
MODULAR STONE WALL
MISSOURI BOTTOM ROAD

15

EXHIBIT "B"

THIS EXHIBIT B is attached to and forms a part of a certain lease dated October 31, 2019 between Ailanthus L.L.C., as Landlord, and Evo Transportation & Energy Services, Inc., as Tenant.

WORK TO BE DONE IN/ON THE PREMISES

The Tenant agrees that, subject to delays due to causes beyond the Tenant's control, it will, at its own expense, do the following Building Standard Work:

1.	Paint inside area of offices.
2.	Repair all exterior and interior damage/oil stains or other stains to walls, doors and fixtures, including damages to exterior overhead doors and door framing from vehicular or trailer damage.
3.	Install new flouring as per walk thru and approval of Landlord as prepared by Michaels Flooring in proposals dated 05/06/2019.

Any changes to Tenant's layout and interior design, if applicable, shall be prepared by Tenant at Tenant's expense and presented to the Landlord for approval.

EXHIBIT "C"

(Signage - terms and conditions)

Tenant is permitted one (1) sign on the exterior of the building subject to the reasonable approval of Landlord which sign shall be in compliance with applicable codes for the City Hazelwood/St. Louis County building codes and ordinances.